Exhibit 23.3
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-56915; Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116931; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-124885; Form S-3, No. 333-128228; Form S-3, No. 333-129648; Form S-3, No. 333-141319; Form S-3, No. 333-142434; Form S-3, No. 333-142439; Form S-3, No. 333-142785; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; Form S-8, No. 333-116920; and Form S-8, No. 333-136485) of Euronet Worldwide, Inc. of our report dated March 21, 2007, with respect to the balance sheet of Ria Italia S.r.l. as of December 31, 2006 and the related statement of income, shareholders’ equity and cash flows for the year then ended.
/s/ Baker Tilly
Consulaudit S.p.A.
Rome, Italy
June 16, 2007